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                                                                  Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in a Registration Statement of USA Networks, Inc. (formerly HSN, Inc. and Silver King Communications, Inc.) on Form S-8, pertaining to HSN, Inc. 1997 Stock and Annual Incentive Plan, and in a Registration Statement on Form S-8, pertaining to HSN, Inc. Retirement Savings Plan, of our report dated July 2, 1996 appearing in this Annual Report on Form 10-K of USA Networks, Inc. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

Tampa, Florida
March 30, 1998